Exhibit 2
                            AMENDMENT NO. 1 TO
                        AGREEMENT AND PLAN OF MERGER

                  THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of June 13, 2001, is entered into by and among Telephone and Data Systems, Inc., a Delaware corporation ("Parent"), Singer Acquisition Corp., a Wisconsin corporation and a direct wholly owned subsidiary of Parent ("Newco"), and Chorus Communications Group, Ltd., a Wisconsin corporation (the "Company").

                                  RECITALS

                  WHEREAS, Parent, Newco and the Company have entered into that certain Agreement and Plan of Merger, dated as of November 24, 2000 (the "Agreement");

                  WHEREAS, pursuant to Section 9.3 of the Agreement, Parent, Newco and the Company wish to amend the Agreement; and

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Section 6.2(c) of the Agreement is hereby amended by deleting the parenthetical set forth therein in its entirety and replacing it with the following:

         (except that the Company shall not declare, set aside for payment or pay any such dividend in respect of the Company's first three fiscal quarters of 2001 and shall not pay any such dividend prior to January 1, 2002).

                  2. Schedule 6.2(n) to the Agreement is hereby amended by adding a column at the end of such schedule as follows:

                                 Q4    2001
                                 ----------
                                 $1,900,000
                                    600,000(1)
                                    600,000


                  3. If the transactions contemplated by the Merger Agreement shall not have been consummated by September 29, 2001, Section 8.2(iii) of the Agreement is hereby amended by deleting the September 29, 2001 date set forth therein and replacing it with December 31, 2001.

                  4. This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.

                  5. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  6. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                          (signature page follows)




                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                  CHORUS COMMUNICATIONS
                                      GROUP, LTD.


                                  By: /s/   Grant B. Spellmeyer
                                     ----------------------------------------
                                     Name:  Grant B. Spellmeyer
                                     Title: Vice President and General Counsel



                                  TELEPHONE AND DATA SYSTEMS,
                                       INC.


                                  By:/s/    Scott H. Williamson
                                     ----------------------------------------
                                     Name:  Scott H. Williamson
                                     Title: Senior Vice President



                                  SINGER ACQUISITION CORP.


                                  By:/s/    Scott H. Williamson
                                     ----------------------------------------
                                     Name:  Scott H. Williamson
                                     Title: Senior Vice President